SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 7, 2015

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Section 3   Securities and Trading Markets

Item 3.01   Notice of Failure to Satisfy a Continued Listing Rule or Standard

On April 7, 2015, NASDAQ notified Royale Energy, Inc., by letter that Royale is not currently in compliance with the requirement that companies listed on the NASDAQ Capital Market are required by Marketplace Rule 4450(a)(3) to maintain a minimum of $2.5 million in stockholders’ equity for continued listing.  Royale’s Form 10-K for the year ended December 31, 2014, reported stockholders’ equity at December 31, 2014, of ($1,141,227).

Under NASDAQ rules, Royale has 45 calendar days from the date of the notification to submit a plan to regain compliance.  Royale is preparing to submit its plan to regain compliance in accordance with NASDAQ rules.

Attached is a press release describing the NASDAQ notice and Royale’s response.

Section 9   Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1  Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: April 13, 2015	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer